UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2009

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

   000-30368

22-3489463

(State of Incorporation)  (Commission File No.)  (I.R.S. Employer ID Number)

4058 Histead Way, Evergreen, Colorado 80439

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number (303) 670-7378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director.

Effective May 29, 2009, Mr. Walter Salvadore resigned as a member of the Company’s Board of Directors. The company received Mr. Salvadore’s letter of resignation on September 9, 2009. Mr. Salvadore’s resignation letter is attached as an exhibit to the Form 8-K.

Appointment of New Directors.

On September 3, 2009, Messrs. Daniel H. Luciano and Gordon L. Scheig were nominated to the Company’s Board of Directors by its remaining members. On September 14, 2009, Mr. Luciano accepted the nomination, and on September 16, 2009, Mr. Scheig accepted the nomination. The Company has not determined whether the new directors will be members of any committee of the Board of Directors.

There are no arrangements or understandings between any of the new directors and any other persons, pursuant to which such director was selected as a director.  There are no transactions since May 31, 2009 nor are any transactions pending involving the Company and any of the new directors (or any related parties) in amount exceeding $120,000.

The new directors were granted stock options to acquire 300,000 shares of common stock of the Company each at an exercise price of $0.05. One third of the options vested immediately, one third vest on September 3, 2010, and the remainder vests on September 3, 2011. The options expire five years from the date of grant (September 3, 2009).

Exhibit No.	Description

17.1	Resignation Letter of Walter Salvadore dated May 29, 2009. .

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein

September 18, 2009

Myron Goldstein

Chairman

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